Law Offices

                     Ballard, Spahr, Andrews & Ingersol llp

                         1735 Market Street, 51st Floor
                           Philadelphia, PA 19103-7599
                                  215-665-8500
                                fax: 215-864-8999
                            LAWYERS@BALLARDSPAHR.COM


                                      December 15, 1999


Seligman Pennsylvania Municipal Fund Series
100 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Pennsylvania Municipal Fund Series, we have reviewed the material relative to Pennsylvania Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Pennsylvania Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                      Very truly yours,


                                      /s/Ballard, Spahr, Andrews & Ingersol llp
                                      Ballard, Spahr, Andrews & Ingersol llp